NEUBERGER BERMAN EQUITY FUNDS
                                  ADVISOR CLASS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A

     The Advisor Class of the Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Guardian Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund




Date: September 1, 2007